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                                                                    EXHIBIT 21.1

                     SUBSIDIARIES OF IVAX DIAGNOSTICS, INC.

                                               State or Other Jurisdiction of
Name of Subsidiary                             Incorporation or Organization
---------------------------                    ------------------------------
Delta Biologicals, S.r.l.                      Italy

Diamedix Corporation                           State of Florida

ImmunoVision, Inc.                             State of Florida